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                                    EXHIBIT 23


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 21, 1995, accompanying the consolidated financial statements and schedules included in the Annual Report of International Airline Support Group, Inc. on Form 10-K for the year ended May 31, 1995. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of International Airline Support Group, Inc. on Form S-8, (File No. 33-55302, effective November 25,
1992) and Form S-8 (File 33-55298, effective November 25, 1992).




Miami, Florida
August 25, 1995